Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2019

HONOLULU, HAWAII, February 11, 2020 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported a net loss of $414,000, $0.05 per share, for the three months ended December 31, 2019, as compared to a net loss of $4,600,000, $0.56 per share, for the three months ended December 31, 2018.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “The reduction in our loss for the quarter ended December 31, 2019 as compared to last year’s net loss for the three months ended December 31, 2018 was due to a $1,176,000 improvement in oil and natural gas segment operating results, before the impairment and income taxes, due primarily to a 90% increase in oil prices in the quarter ended December 31, 2019 as compared to the quarter ended December 31, 2018; improved contract drilling segment operating results, and as we incurred a $2,170,000 non-cash impairment of our oil and natural gas properties due to low oil and natural gas prices last year and there was no such oil and natural gas impairment in this year.

“Our first quarter results reflect a significant improvement over the prior year.  We are pleased to report operating profits in our oil and gas and contract drilling segments as well as an 87% increase in revenues and a further 3% reduction in general and administrative expenses.  We are seeing significant production from the well we participated in at Spirit River.  Our new well at Twining is tied in, but still in the clean-up phase of recovering fluids used for fracing the well.  About 50% of such fracing fluids have been recovered during the first 30 days of initial production through February 1.  The Twining well’s initial production rates are improving with both the percentage of oil produced daily as well as total daily oil production continuing to increase.  We will provide further updates on the well after 60 and 90 days of initial production.

“Barnwell ended the quarter with $1,232,000 in working capital which includes $2,399,000 in cash and cash equivalents.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2019	2018

Revenues	$ 4,850,000	$ 2,595,000

Net loss attributable to Barnwell Industries, Inc.	$ (414,000)	$ (4,600,000)

Net loss per share – basic and diluted	$ (0.05)	$ (0.56)

Weighted-average shares and equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160